Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:37 PM 06/12/2003
FILED 05:50 PM 06/12/2003
SRV 030390342 — 3669208 FILE
CERTIFICATE OF INCORPORATION
OF
FESTIVEWORLD CORP.
The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provision and subject to the requirements of the Laws of the State of Delaware (particularly Chapter 1 Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
FIRST: The name of the corporation (hereinafter called the “Corporation”) is FESTIVEWORLD CORP.
SECOND: The address, including street number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no way limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.
FOURTH: The total number of shares of Common Stock which the Corporation shall have authority to issue is Twenty Six Million (26,000,000) shares, of which Twenty Five (25,000,000) shall be Common Stock, par value $.0001 per share without cumulative voting rights and without any preemptive rights and One Million (1,000,000) shall be Preferred Stock, par value $.0001 per share.
The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors.

FIFTH: The name and mailing address of the incorporator is as follows:
Chris Kern
1175 Walt Whitman Road, Suite 100
Melville, New York 11747
SIXTH: The Corporation is to have perpetual existence.
SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:
1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase “whole Board” and the phrase “total number of Directors” shall be deemed to have the same meaning, to wit, the total number of Directors which the Corporation would have if there were no vacancies. No election of Directors need be by written ballot.
2. After the original or other By-Laws of the Corporation have been adopted, amended or repealed as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of Directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.
NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporate Law of the State of Delaware, as the same may be amended and supplemented. No amendment or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.
TENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
ELEVENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the Laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

TWELFTH: No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the Director derived an improper personal benefit.
THIRTEENTH: The effective date of the Certificate of Incorporation of the Corporation, and the date upon which the existence of the Corporation shall commence, shall be its date of filing.
IN WITNESS WHEREOF, this Certificate has been subscribed this 12 day of June, 2003, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.
Signed: New York, New York
             June 12, 2003

/s/ Chris Kern
Chris Kern, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:09 PM 12/11/2003
FILED 05:00 PM 12/11/2003
SRV 030798610 — 3669208 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
1. That a meeting of the Board of Directors of FESTIVEWORLD CORP. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FIRST” so that, as amended, said Article shall be and read as follows:
“The name of the corporation (hereinafter called the “Corporation”) is CASTLE & MORGAN HOLDINGS, INC.”
2. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
3. That the capital of said corporation shall not be reduced under or by reason of said amendment.

By:	/s/ Christopher Kern President
Name: Christopher Kern

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:07 PM 12/29/2003
FILED 04:07 PM 12/29/2003
SRV 030839839 — 3669208 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER
OF DOMESTIC CORPORATION AND
FOREIGN LIMITED LIABILITY COMPANY
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is CASTLE & MORGAN HOLDINGS, INC., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is FESTIVE WORLD, LLC., a New York Limited Liability Company.
SECOND: The Certificate of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.
THIRD: The name of the surviving corporation is CASTLE & MORGAN HOLDINGS, INC.
FOURTH: The Certificate of Merger is on file at 1175 Walt Whitman Road, Suite 100 Melville, New York 11747, the place of business of the surviving corporation.
FIFTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.
SIXTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by an authorized officer, the 18th day of December, 2003.

CASTLE & MORGAN HOLDINGS, INC.

By:	/s/ Christopher Kern

Name: Christopher Kern, President

CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION OF
CASTLE & MORGAN HOLDINGS, INC.
The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provision and subject to the requirements of the Laws of the State of Delaware (particularly Chapter 1 Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation”) is CASTLE & MORGAN HOLDINGS, INC..
2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article, the following new Article FOURTH:
FOURTH: The total number of shares of Common Stock which the Corporation shall have authority to issue is One Hundred One Million (101,000,000) shares, of which One Hundred Million (100,000,000) shall be Common Stock, par value $.0001 per share without cumulative voting rights and without any preemptive rights and One Million (1,000,000) shall be Preferred Stock, par value $.0001 per share.
3. The effective date of the Amended Certificate of Incorporation of the Corporation shall be its date of filing.
4. The capital of said corporation shall not be reduced under or by reason of this Amendment.
5. This Amendment to the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, this Amended Certificate has been subscribed this 11th day of November, 2004, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.
Signed: New York, New York
     November 11, 2004

CASTLE & MORGAN HOLDINGS, INC.

By:	/s/ Christopher Kern Name: Christopher Kern
Title: President

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 01/12/2005
FILED 08:00 AM 01/12/2005
SRV 050027180 — 3669208 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:31 PM 04/19/2006
FILED 04:28 PM 04/19/2006
SRV 060365067 — 3669208 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
CASTLE & MORGAN HOLDINGS, INC.
Castle & Morgan Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify the following:
FIRST: The Certificate of Incorporation is hereby amended by inserting the following three new paragraphs following the current text of Article FOURTH:
Upon the filing of this amendment with the office of the Secretary of State of the State of Delaware (the “Effective Date”), each three shares of Common Stock then issued, which are the only voting securities of the Corporation issued and outstanding, shall be automatically reclassified into one share of Common Stock. No fractional interests in shares shall be issued, nor shall any shareholder be entitled to any cash compensation for any fractional interests after such reclassification.
From and after the Effective Date, the amount of capital represented by the Common Stock immediately after the Effective Date shall be the same as the amount of capital represented by such shares immediately prior to the Effective Date, until thereafter reduced or increased in accordance with applicable law. The par value of a Share of Common Stock shall remain unchanged after the reverse Stock Split at $0.0001 per share.
From and after the Effective Date, the total number of shares of all classes of capital stock which the Corporation shall have authority to issue shall remain unchanged.
SECOND: The Corporation’s directors took action to authorize this amendment pursuant to authority granted by certain principal stockholders of the Corporation pursuant to the By-Laws of the Company and Delaware General Corporation Law ss.228. The resolutions adopted by the Board of Directors which set forth the foregoing amendment, declared that this amendment is advisable and consistent with the authority granted by the Corporation’s shareholders.
THIRD: In accordance with Section 228 of the General Corporation Law of Delaware, a majority of outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, approved the foregoing amendment.
FOURTH: The foregoing amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Castle & Morgan Holdings, Inc. has caused this Certificate of Amendment to be signed and executed in its name and behalf by its duly authorized President in accordance with Section 103(a)(2) of the General Corporation Law of the State of Delaware.
DATED: April 13, 2006

CASTLE & MORGAN HOLDINGS, INC.

By:	/s/ Geoffrey Alison Geoffrey Alison
President and Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:56 PM 05/24/2006
FILED 04:56 PM 05/24/2006
SRV 060500244 — 3669208 FILE
CERTIFICATE OF MERGER
OF
OSTEOLOGIX, INC.,
a Georgia corporation
INTO
CASTLE & MORGAN HOLDINGS, INC,
a Delaware corporation
(UNDER SECTION 252 OF THE GENERAL CORPORATION LAW
OF THE STATE OF DELAWARE)
* * * * *
The undersigned corporation
DOES HEREBY CERTIFY:
FIRST: The name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION

Osteologix, Inc.	Georgia

Castle & Morgan Holdings, Inc.	Delaware
SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.
THIRD: That the surviving corporation of the merger is Castle & Morgan Holdings, Inc., a Delaware corporation.
FOURTH: That the Certificate of Incorporation of Castle & Morgan Holdings, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation. The certificate of incorporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:
“FIRST: The name of the corporation is Osteologix, Inc. (hereinafter called the “Corporation”).”
FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 425 Market Street, Suite 2230, San Francisco, California 94105.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished on request and without cost, to any stockholder of either constituent corporation.
SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par value per share

Osteologix, Inc.	Common Stock	6,666,767	no par value
EIGHTH: The merger shall become effective upon filing.
[END OF PAGE]

Dated: May 24, 2006

Castle & Morgan Holdings, Inc.
By:	/s/ Charles J. Casamonto
	Name:	Charles J. Casamonto
	Title:	Chief Executive Officer and President

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:55 PM 03/08/2010
FILED 01:50 PM 03/08/2010
SRV 100255584 — 3669208 FILE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
OSTEOLOGIX, INC.
Osteologix, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:
FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Certificate of Incorporation of said Corporation (the “Amendment”).
SECOND: That thereafter, pursuant to resolution of its Board of Directors, the written consent of holders of a majority of the outstanding shares of common stock was solicited to approve the Amendment in accordance with Section 228 of the DGCL, and that such consent as required by statute was received.
THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
FOURTH: That, pursuant to such Amendment, the Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article FOURTH and substituting in lieu of said paragraph the following new first paragraph of Article FOURTH:
“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Thirty Eight Million Seventy Two Thousand Seven Hundred Thirty Seven (38,072,737) shares, consisting of Thirty Eight Million Seventy Two Thousand Seven Hundred Thirty Seven (38,072,737) shares of Common Stock with a par value of $0.0001 per share without cumulative voting rights and without any preemptive rights.”
* * * *

FIFTH: That, pursuant to such Amendment, the Certificate of Incorporation of the Corporation is hereby amended by striking out the first numbered paragraph of Article EIGHTH and substituting in lieu of said numbered paragraph the following new first numbered paragraph of Article EIGHTH:
“1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of Directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in the By-Laws, provided, however, that so long as Nordic Biotech Opportunity Fund K/S. Nordic Biotech K/S and their affiliates (collectively “Nordic”) are the beneficial owners (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of at least twenty percent (20%) of the outstanding shares of the Corporation’s common stock, (a) the Board of Directors of the Corporation shall consist of no more than seven (7) persons and (b) to the extent that there are any vacancies on the Board of Directors of the Corporation. Nordic shall have the right to designate in writing up to three (3) members of the Board of Directors to fill such vacancies. In the event that the foregoing provisions of this paragraph I conflict with any provision of the By-Laws, then the foregoing provisions of this paragraph I shall be applicable. The phrase “whole Board” and the phrase “total number of Directors” shall be deemed to have the same meaning, to wit, the total number of Directors which the Corporation would have if there were no vacancies. No election of Directors need be by written ballot.”
IN WITNESS WHEREOF, Osteologix, Inc. has caused this certificate to be signed by Phillip J. Young, its President, this 8th day of March, 2010.

Osteologix, Inc.
By:	/s/ Phillip J. Young
Phillip J. Young
President